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                                                                      EXHIBIT 23



                       [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-89801, No. 33-28490, No. 33-33693, No. 33-60787, No. 33-65656, No. 333-48247
and No. 333-39811 on Form S-8, and No. 333-07851 on Form S-3 of Williams-Sonoma, Inc. of our reports dated March 25, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended February 1, 1998.



/s/Deloitte & Touche LLP


San Francisco, California
April 17, 1998